SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

May 7, 2004

(Date of earliest event reported)

Segmentz, Inc.

(Exact name of registrant as specified in its charter)

Delaware                                           000-49606                                           03-0450326

(State or other jurisdiction of

incorporation or organization)                 (Commission File Number)                        (I.R.S. Employer Identification                                                                                                                                                      Number)

18302 Highwoods Preserve Parkway Suite 100 Tampa, FL 33647

(Address of principal executive offices)

Registrant's telephone number, including area code:

(813) 989-2232

ITEM 5. OTHER EVENTS.

Registrant completed a private placement in accordance with an exemption from registration under Regulation D, Rule 506, of the Securities Act of 1933, as amended, to 27 accredited investors as defined in Regulation D, Rule 501 (all investors were qualified institutional buyers), in which it raised gross proceeds of approximately $10,700,000.

Exhibits

99.1 Press Release

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEGMENTZ, INC.

By: /s/ John S. Flynn
Name: John S. Flynn

Title: President, Chief Financial Officer and Secretary

Date: May 11, 2004